                                                                      Exhibit 12

                        TXU GAS COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES,
     AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS



                                                                                                                       Predecesssor
                                                                                                                       ------------
                                                                                                          Period from  Period from
                                                                                                          Acquisition   January 1
                                                                                                            Date to      1997 to
                                                             Year Ended December 31,                     December 31,  Acquisition
                                               --------------------------------------------------
                                               2001           2000            1999           1998            1997         Date
                                               ----           ----            ----           ----        -----------   -------
                                                                      Millions of Dollars, Except Ratios

EARNINGS:
   Income (loss) from continuing
    operations ............................   $ (12)          $  53          $   8           $ (29)         $   5        $  (5)
   Add: Total federal income taxes
    (benefit) .............................       6              40             (2)             (6)             4           --
     Fixed charges (see detail below) .....      77              83             76              73             30           42
                                              -----           -----          -----           -----          -----        -----
       Total earnings .....................   $  71           $ 176          $  82           $  38          $  39        $  37
                                              =====           =====          =====           =====          =====        =====

FIXED CHARGES:
   Interest expense .......................   $  65           $  71          $  65           $  68          $  30        $  42
   Rentals representative of the interest
    factor ................................       2               2              1              --             --           --
   Distributions on preferred trust
    securities of subsidiaries* ...........      10              10             10               5             --           --
                                              -----           -----          -----           -----          -----        -----
       Fixed charges deducted from
        earnings ..........................      77              83             76              73             30           42
                                              -----           -----          -----           -----          -----        -----
   Preferred dividends of registrant
    (pretax)** ............................       2               7              3               5              9            7
                                              -----           -----          -----           -----          -----        -----
       Fixed charges and preferred
        dividends .........................   $  79           $  90          $  79           $  78          $  39        $  49
                                              =====           =====          =====           =====          =====        =====

RATIO OF INCOME (LOSS) FROM
   CONTINUING OPERATIONS TO
   FIXED CHARGES ..........................    0.92            2.12           1.08            0.52           1.30         0.88
                                              =====           =====          =====           =====          =====        =====

RATIO OF INCOME (LOSS) FROM
   CONTINUING OPERATIONS TO
   COMBINED FIXED CHARGES
   AND PREFERRED DIVIDENDS ................    0.90            1.96          1.04             0.49           1.00         0.76
                                              =====           =====          =====           =====          =====        =====

*  Distributions of preferred trust
     securities are
     deductible for tax purposes.
** Preferred dividends multiplied by the ratio of pre-tax income to net income.